PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
OCTOBER 31, 1998 TO                            relates to Registration Statement
PROSPECTUS DATED                               No. 33-57302-02 and the
JANUARY 26, 1993                               Prospectus dated January 26, 1993




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 1998


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-21506                      Not Applicable
--------                        -------                      --------------
(State of                       (Commission                  (IRS Employer
organization)                   File Number)                 Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                      19720
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of October 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                Description
-----------                -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending October 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            DISCOVER CARD TRUST 1993 B
                                                   (Registrant)

                                       By: DISCOVER RECEIVABLES FINANCING
                                           GROUP, INC.
                                           as originator of the Trust


                                       By:          Richard W. York
                                           -------------------------------------
                                           Richard W. York
                                           Vice President


Date: November 16, 1998

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending October 31, 1998.